UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2022

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WLDN	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Debra G. Coy, Raymond W. Holdsworth and Douglas J. McEachern each notified the board of directors (the “Board”) of Willdan Group, Inc., a Delaware corporation (“Willdan”), that they do not intend to stand for re-election at Willdan’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”) on April 21, 2022, April 21, 2022 and April 19, 2022, respectively. Ms. Coy, Mr. Holdsworth and Mr. McEachern will continue to serve on the Board until the 2022 Annual Meeting, when their current terms will expire. Ms. Coy’s, Mr. Holdsworth’s and Mr. McEachern’s decision to retire from the Board and not stand for re-election was not the result of any disagreement with Willdan regarding its operations, policies or practices.

Pursuant to Section 4.02 of Willdan's Amended and Restated Bylaws, the Board determined on April 22, 2022 to decrease the number of directors that constitute the entire Board from ten to seven directors, effective upon the expiration of the terms of Ms. Coy, Mr. Holdsworth and Mr. McEachern at the 2022 Annual Meeting. On April 22, 2022, the Board also determined that, effective upon the expiration of the terms of Ms. Coy, Mr. Holdsworth and Mr. McEachern at the 2022 Annual Meeting, Cynthia A. Downes will become the Chair of the Audit Committee, Steven A. Cohen will become a member of the Audit Committee and Dennis V. McGinn will become a member of and the Chair of the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: April 25, 2022	By:	/s/ Creighton K. Early
Creighton K. Early
Chief Financial Officer